Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 30, 2009 (except for notes 26 and 27 for which the date is November 19, 2009) relating to the financial statements of G. Willi-food International Ltd., appearing in the Prospectus, which is part of this Registration Statement,

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Brightman Almagor Zohar &Co.
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
December 24, 2009